Exhibit 4.5

                                                                  EXECUTION COPY

                              LaBRANCHE & CO INC.,

                                    as Issuer

                                       and

                               FIRSTAR BANK, N.A.,

                                   as Trustee

                              --------------------

                                    INDENTURE

                            Dated as of March 2, 2000

                              --------------------

                     12% Senior Subordinated Notes due 2007

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section                                                                                     Page
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
ARTICLE I.  DEFINITIONS AND INCORPORATION BY REFERENCE ..................................      1

Section 1.1.  Definitions ...............................................................      1
Section 1.2.  Other Definitions .........................................................     26
Section 1.3.  Incorporation by Reference of Trust Indenture Act .........................     27
Section 1.4.  Rules of Construction .....................................................     27

ARTICLE II.  THE NOTES ..................................................................     28

Section 2.1.  Form and Dating ...........................................................     28
Section 2.2.  Execution and Authentication ..............................................     28
Section 2.3.  Registrar and Paying Agent ................................................     30
Section 2.4.  Paying Agent to Hold Money in Trust .......................................     30
Section 2.5.  Holder Lists ..............................................................     31
Section 2.6.  Global Note Provisions ....................................................     31
Section 2.7   Legends ...................................................................     32
Section 2.9.  Mutilated, Destroyed, Lost or Stolen Notes ................................     35
Section 2.10. Temporary Notes ...........................................................     36
Section 2.11. Cancellation ..............................................................     36
Section 2.12. Defaulted Interest ........................................................     36
Section 2.13. Additional Amounts Under Registration Rights Agreements ...................     37

ARTICLE III.  SUBORDINATION OF THE NOTES ................................................     37

Section 3.1.  Agreement to Subordinate ..................................................     37
Section 3.2.  Liquidation, Dissolution, Bankruptcy ......................................     38
Section 3.3.  Default on Designated Senior Debt of the Company ..........................     38
Section 3.4.  Acceleration of Payment of Notes ..........................................     39
Section 3.5.  When Distribution Must Be Paid Over .......................................     39
Section 3.6.  Subrogation ...............................................................     39
Section 3.7.  Relative Rights ...........................................................     39
Section 3.8.  Subordination May Not Be Impaired by Company ..............................     40
Section 3.9.  Rights of Trustee and Paying Agent ........................................     40
Section 3.10. Distribution or Notice to Representative ..................................     40
Section 3.11. Article III Not to Prevent Events of Default or Limit Right to Accelerate .     40
Section 3.12. Trust Moneys Not Subordinated .............................................     40
Section 3.13. Trustee Entitled to Rely ..................................................     41
Section 3.14. Trustee to Effectuate Subordination .......................................     41
Section 3.15. Trustee Not Fiduciary for Holders of Senior Debt ..........................     41
Section 3.16. Reliance by Holders of Senior Debt on Subordination Provisions ............     41

ARTICLE IV.   COVENANTS .................................................................     42

Section 4.1.  Payment of Notes ..........................................................     42
Section 4.2.  SEC Reports ...............................................................     42

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
Section 4.3.  Waiver of Stay, Extension or Usury Laws.............................................43
Section 4.4.  Compliance Certificate..............................................................43
Section 4.5.  Taxes...............................................................................44
Section 4.6.  Limitation on Incurrence of Additional Indebtedness.................................44
Section 4.7.  Limitation on Restricted Payments...................................................44
Section 4.8.  Limitation on Asset Sales...........................................................47
Section 4.9.  Limitation on Distributions and Other Restrictions Affecting Subsidiaries...........49
Section 4.10. Limitation on Issuance and Sale of Capital Interests in Restricted Subsidiaries.....50
Section 4.11. Limitations on Liens................................................................50
Section 4.12. Limitations on Transactions with Affiliates.........................................52
Section 4.13. Limitation On Designations of Unrestricted Subsidiaries.............................53
Section 4.14. Change of Control...................................................................54
Section 4.15  Limitation on Layered Indebtedness..................................................55
Section 4.16. Maintenance of Office or Agency.....................................................56
Section 4.17. Maintenance of Properties and Insurance.............................................56
Section 4.18. Excess Cash Flow Offer..............................................................56

ARTICLE V.    SUCCESSOR CORPORATION...............................................................59

Section 5.1.  Limitation on Merger, Consolidation and Sale of Assets..............................59
Section 5.2.  Successor Person Substituted........................................................61

ARTICLE VI.   DEFAULTS AND REMEDIES...............................................................61

Section 6.1.  Events of Default...................................................................61
Section 6.2.  Acceleration........................................................................63
Section 6.3.  Other Remedies......................................................................65
Section 6.4.  Waiver of Past Defaults and Events of Default.......................................65
Section 6.5.  Control by Majority.................................................................65
Section 6.6.  Limitation on Suits.................................................................65
Section 6.7.  Rights of Holders To Receive Payment................................................66
Section 6.8.  Collection Suit by Trustee..........................................................66
Section 6.9.  Trustee May File Proofs of Claim....................................................66
Section 6.10. Priorities..........................................................................67
Section 6.11. Undertaking for Costs...............................................................67
Section 6.12. Restoration of Rights and Remedies..................................................67

ARTICLE VII.  TRUSTEE.............................................................................68

Section 7.1.  Duties of Trustee...................................................................68
Section 7.2.  Rights of Trustee...................................................................69
Section 7.3.  Individual Rights of Trustee........................................................70
Section 7.4.  Trustee's Disclaimer................................................................70
Section 7.5.  Notice of Defaults..................................................................70
Section 7.6.  Reports by Trustee to Holders.......................................................70
Section 7.7.  Compensation and Indemnity..........................................................70
Section 7.8.  Replacement of Trustee..............................................................71
Section 7.9.  Successor Trustee by Consolidation, Merger or Conversion............................72

Section 7.10.  Eligibility; Disqualification............................................72
Section 7.11.  Preferential Collection of Claims Against Company........................72
Section 7.12.  Paying Agents............................................................73

ARTICLE VIII.  AMENDMENT, SUPPLEMENT AND WAIVER.........................................73

Section 8.1.   Without Consent of Holders...............................................73
Section 8.2.   With Consent of Holders..................................................74
Section 8.3.   Compliance with Trust Indenture Act......................................75
Section 8.4.   Revocation and Effect of Consents........................................75
Section 8.5.   Notation on or Exchange of Notes.........................................76
Section 8.6.   Trustee To Sign Amendments, etc..........................................76

ARTICLE IX.    DISCHARGE OF INDENTURE; DEFEASANCE.......................................76

Section 9.1.   Discharge of Indenture...................................................76
Section 9.2.   Legal Defeasance.........................................................77
Section 9.3.   Covenant Defeasance......................................................77
Section 9.4.   Conditions to Legal Defeasance or Covenant Defeasance....................78
Section 9.5.   Deposited Money and U.S. Government Obligations To Be Held in Trust;
               Other Miscellaneous Provisions...........................................79
Section 9.6.   Reinstatement............................................................80
Section 9.7.   Moneys Held by Paying Agent..............................................80
Section 9.8.   Moneys Held by Trustee...................................................80

ARTICLE X.     MISCELLANEOUS............................................................81

Section 10.1.  Trust Indenture Act Controls.............................................81
Section 10.2.  Notices..................................................................81
Section 10.3.  Communications by Holders with Other Holders.............................82
Section 10.4.  Certificate and Opinion as to Conditions Precedent.......................82
Section 10.5.  Statements Required in Certificate and Opinion...........................82
Section 10.6.  When Treasury Notes Disregarded..........................................83
Section 10.7.  Rules by Trustee and Agents..............................................83
Section 10.8.  Business Days; Legal Holidays............................................83
Section 10.9.  Governing Law............................................................83
Section 10.10. No Adverse Interpretation of Other Agreements............................84
Section 10.11. No Recourse Against Others...............................................84
Section 10.12. Successors...............................................................85
Section 10.13. Multiple Counterparts....................................................85
Section 10.14. Qualification of Indenture...............................................85
Section 10.15. Table of Contents, Headings, etc.........................................85
Section 10.16. Separability.............................................................85

EXHIBIT A      FORM OF NOTE
EXHIBIT B-1    FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION BY
               EUROCLEAR AND CLEARSTREAM

EXHIBIT B-2    FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION BY
               MEMBER ORGANIZATION
EXHIBIT C      FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB
EXHIBIT D      FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
               TRANSFER PURSUANT TO REGULATION S
EXHIBIT E      FORM OF RULE 144 CERTIFICATION

                              CROSS-REFERENCE TABLE

TIA Section                                            Indenture Section
310   (a)(1)                                           7.10
      (a)(2)                                           7.10
      (a)(3)                                           N.A.
      (a)(4)                                           N.A.
      (a)(5)                                           7.10
      (b)                                              7.8; 7.10
      (b)(1)                                           7.10
      (b)(9)                                           7.10
      (c)                                              N.A.
311   (a)                                              7.11
      (b)                                              7.11
      (c)                                              N.A.
312   (a)                                              2.5
      (b)                                              10.3
      (c)                                              10.3
313   (a)                                              7.6
      (b)(1)                                           N.A.
      (b)(2)                                           7.6
      (c)                                              7.6; 10.2
      (d)                                              7.6
314   (a)                                              4.2; 4.4; 10.2
      (b)                                              N.A.
      (c)(1)                                           10.4; 10.5
      (c)(2)                                           10.4; 10.5
      (c)(3)                                           N.A.
      (d)                                              N.A.
      (e)                                              10.5
      (f)                                              N.A.
315   (a)                                              7.1; 7.2
      (b)                                              7.5; 10.2
      (c)                                              7.1
      (d)                                              6.5; 7.1; 7.2
      (e)                                              6.11
316   (a)(last sentence)                               10.6
      (a)(1)(A)                                        6.5
      (a)(1)(B)                                        6.4
      (a)(2)                                           N.A.
      (b)                                              6.7
      (c)                                              8.4
317   (a)(1)                                           6.8
      (a)(2)                                           6.9
      (b)                                              7.12
318   (a)                                              10.1

N.A. means Not Applicable

----------
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

            INDENTURE, dated as of March 2, 2000, between LaBranche & Co Inc., a Delaware corporation, as Issuer (the "Company"), and Firstar Bank, N.A., as Trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12% Senior Subordinated Notes due 2007 (the "Series A Notes").

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.1. Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

            "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

            "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

            "Annual Incentive Plan" means the LaBranche & Co Inc. Annual Incentive Plan as in effect on the Issue Date or as amended from time to time as approved by majority of the disinterested members of the Board of Directors (or a majority of the disinterested members of a committee thereof).

            "Asset Acquisition" means:

            (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or

            (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment or other transfer (other than the granting of a Lien in accordance with this Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of:

            (a) any Capital Stock of any Restricted Subsidiary; or

            (b) any other property or assets (excluding Capital Stock) of the Company or any Restricted Subsidiary;

provided, however, that "Asset Sale" shall not include:

                  (i) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $2 million;

                  (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.1 hereof;

                  (iii) any Restricted Payment made in accordance with the covenant described under Section 4.7 hereof;

                  (iv) the sale or lending of Investment Securities in the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (v) Sale and Leaseback Transactions involving up to $15.0 million in the aggregate after the Issue Date; or

                  (vi) the disposition of obsolete or worn-out equipment or entering into operating leases for real property or equipment or subleases in respect thereof, in each case in the ordinary course of business.

            "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Capital Expenditures" means, for any period, the aggregate of all expenditures made by the Company and its Restricted Subsidiaries during such period on a consolidated basis which, as determined in accordance with GAAP, are required to be included in property, plant or equipment or a similar fixed asset.

            "Capital Stock" means:

            (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

            (b) with respect to any Person that is not a corporation, any and all partnership, limited liability company interests or other equity interests of such Person.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Cash Equivalents" means:

            (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

            (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's.

            (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-l from Moody's;

            (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000;

            (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) entered into with any bank meeting the qualifications specified in clause (d) above; and

            (f) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

            "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A hereto, with appropriate legends as specified in Section
2.7 and Exhibit A hereto.

            "Change of Control" means the occurrence of one or more of the following events:

            (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (determined on a consolidated basis) to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture);

            (b) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

            (c) any Person or Group, other than the Permitted Holders, becomes the beneficial owner (as defined by Section 13(d) of the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Capital Stock of the Company, and the Permitted Holders beneficially own, directly or indirectly in the aggregate, a lesser percentage of the total voting power of the Capital Stock of the Company than such Person or Group and do not have the right or ability by voting power, contract, or otherwise to elect or designate for election a majority of the Board of Directors (or any analogous governing body) of the Company; or

            (d) the replacement of a majority of the Board of Directors of the Company over a consecutive 24-month period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company, then still in office, who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

            "Change of Control Offer" has the meaning set forth in the definition of "Change of Control Offer to Purchase".

            "Change of Control Offer to Purchase" means a written notice (the "Change of Control Offer") sent by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Change of Control Offer, with a copy to the Trustee, offering to purchase the Notes held by such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Purchase Date (as defined below) (the "Change of Control Purchase Price"). Unless otherwise required by applicable law, the Change of Control Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Change of Control Offer and a settlement date (the "Change of Control Purchase Date") for the purchase of Notes which must be within three Business Days after the Expiration Date. The Change of Control Offer shall contain all instructions and materials necessary to enable such

Holders to tender Notes pursuant to the Change of Control Offer to Purchase. The Change of Control Offer shall also state:

            (1) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

            (2) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

            (3) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Change of Control Offer to Purchase will, after the Change of Control Purchase Date, cease to accrue interest but that any Note not tendered or tendered but not purchased by the Company pursuant to the Change of Control Offer to Purchase will continue to accrue interest at the same rate;

            (4) that, on the Change of Control Purchase Date, the Change of Control Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Change of Control Offer to Purchase;

            (5) that each Holder electing to tender a Note pursuant to the Change of Control Offer to Purchase will be required to surrender such note at the place or places set forth in the Change of Control Offer prior to the close of business on the Expiration Date (such Note being accompanied by a written instrument of transfer in the form provided in the form of Notes attached as Exhibit A hereto duly executed by the Holder thereof or his attorney duly authorized in writing);

            (6) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; and

            (7) that, in the case of any Holder whose Note is tendered only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the untendered portion of the aggregate principal amount of the Notes so tendered.

            Any Change of Control Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

            "Change of Control Purchase Date" has the meaning set forth in the definition of "Change of Control Offer to Purchase."

            "Change of Control Purchase Price" has the meaning set forth in the definition of "Change of Control Offer to Purchase."

            "Clearstream" means Clearstream, Luxembourg, societe anonyme, or its successor in such capacity. "Code" means the Internal Revenue Code of 1986, as amended.

            "Code" means Internal revenue Code of 1986, as amended.

            "Commission Net Capital" means, at any time, the "net capital" of LaBranche computed in accordance with Rule 15c3-1.

            "Commission Required Net Capital" means, at any time, the minimum amount to which Commission Net Capital must be equal pursuant to Rule 15c3-1 in order to remain in compliance with all provisions thereof.

            "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in the first paragraph of this Indenture until a successor(s) replaces such party pursuant to Article V of this Indenture and, thereafter, means the successor.

            "Company Order" means any written request signed in the name of the Company by an Officer of the Company.

            "Consolidated EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of:

            (a) Consolidated Net Income; and

            (b) to the extent Consolidated Net Income has been reduced thereby;

                  (i) all income taxes of the Company and the Restricted
            Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or taxes attributable to Asset Sales outside the ordinary course of business);

                  (ii) Consolidated Interest Expense; and

                  (iii) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

            (a) the Incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

            (b) any Asset Sales, any disposition of assets excluded from the definition of Asset Sale pursuant to (b)(iii) thereof or any Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period, provided that such Consolidated EBITDA shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income") occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale, other disposition or Asset Acquisition (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio":

                  (i) interest on outstanding Indebtedness determined on a
            fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

                  (ii) if interest on any Indebtedness actually incurred on the
            Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

                  (iii) notwithstanding clause (1) above, interest on
            Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of:

            (a) Consolidated Interest Expense; plus

            (b) the product of:

                  (i) the amount of all dividend payments on any series of
            Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times; and

                  (ii) a fraction, the numerator of which is one and the
            denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

            "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication:

            (a) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, whether or not constituting interest expense in accordance with GAAP:

                  (i) any amortization of debt discount,

                  (ii) the net costs under Interest Swap Obligations,

                  (iii) all capitalized interest and

                  (iv) the interest portion of any deferred payment obligation;
            and

            (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

            (a) after-tax gains (but not losses) from Asset Sales or reserves relating thereto;

            (b) extraordinary gains or losses;

            (c) for purposes of calculating Consolidated Net Income pursuant to clause (C) of paragraph (a) of Section 4.7 hereof only, the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

            (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

            (e) any increase (but not decrease) in net income attributable to minority interests in Restricted Subsidiaries;

            (f) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

            (g) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

            (h) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, for purposes of calculating Consolidated Net Income pursuant to clause (C) of paragraph (a) of Section 4.7 hereof only, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

            (i) the cumulative effect of changes in accounting principles.

            "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge that requires an accrual of or a reserve for cash charges for any future period).

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is:
Firstar Bank, N.A., Corporate Trust Services, 425 Walnut Street, 6th Floor ML CN WN 06CT Cincinnati, OH 45202.

            "Credit Agreement" means the Credit Agreement between LaBranche and The Bank of New York, dated June 26, 1998, as amended.

            "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

            "Custodian" means the custodian with respect to any Global Note appointed by the Depository, or any successor Person thereto, and shall initially be the Trustee.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Depository" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

            "Designated Senior Debt" means (1) Obligations under the Credit Agreement and (2) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt" pursuant to an Officer's Certificate delivered to the Trustee.

            "Disqualified Capital Stock" means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable, or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the 91st day after the final maturity date of the Notes.

            "Distribution Compliance Period" means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of
(a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

            "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

            "Equity Incentive Plan" means the LaBranche & Co. Inc. Equity Incentive Plan as in effect on the Issue Date or as amended from time to time as approved by a majority of the disinterested members of the Board of Directors (or a majority of the disinterested members of a committee thereof).

            "Equity Interests" means Capital Stock and all warrants, options or other right to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.

            "Excess Cash Flow" means, with respect to the Company, for any fiscal year, forty percent (40%) of the amount by which Consolidated EBITDA exceeds the sum of:

            (a) Consolidated Interest Expense, plus

            (b) all taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such fiscal year, plus

            (c) the amount of any increases in Commission Required Net Capital, NYSE Required Net Capital and/or NYSE Required Regulatory Capital funded by the Company with retained earnings in such fiscal year, plus

            (d) Capital Expenditures of the Company and its Restricted Subsidiaries in such fiscal year, plus

            (e) all cash amounts (excluding any cash generated or otherwise derived from any debt or equity financing or refinancing transaction) paid or committed to be paid (as evidenced by an executed definitive agreement with a third party seller) by the Company or any of its Restricted Subsidiaries in connection with an Asset Acquisition relating to a NYSE specialist in such fiscal year; provided, however, that the aggregate amount of such cash amounts shall not exceed $40 million, plus

            (f) all cash amounts (excluding any cash generated or otherwise derived from any debt or equity financing or refinancing transaction) paid in such fiscal year by the Company or any of its Restricted Subsidiaries in respect of principal made on the scheduled maturity (including any mandatory redemption) of (i) any Indebtedness existing on the Issue Date, (ii) Senior Debt or (iii) Indebtedness the documentation for which expressly provides that (a) it is on parity with Senior Debt or (b) senior in right of payment to the Notes, other than cash amounts paid in respect of the $20 million Note Purchase Agreement, and, to the extent applicable, "Excess Cash Flow" shall also include any amounts excluded from an Excess Cash Flow Offer in previous fiscal years pursuant to
Section 4.18(d).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

            "Expiration Date" has the meaning set forth in the definition of "Change of Control Offer to Purchase."

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the

Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

            "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

            "Global Notes" means any Note issued in fully-registered certificated form to the Depository (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A hereto, with appropriate legends as specified in Section 2.7 hereof and Exhibit A hereto.

            "Holder" means a Person in whose name a Note is registered in the security register.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable, contingently or otherwise, in respect of such Indebtedness or other obligation on the balance sheet of such Person. Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

            "Indebtedness" means, with respect to any Person, without duplication:

            (a) all Obligations of such Person for borrowed money;

            (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (c) all Capitalized Lease Obligations of such Person;

            (d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

            (e) all letters of credit, banker's acceptances or similar credit transactions (including any Obligations for reimbursement in respect thereof);

            (f) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (a) through (e) above and clause (h) below;

            (g) all Obligations of any other Person of the type referred to in clauses (a) through (e) that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

            (h) all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

            (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

Notwithstanding anything to the contrary herein, "Indebtedness" shall not include any overnight borrowings by the Company or any Restricted Subsidiary Incurred in connection with the lending of Investment Securities which does not constitute indebtedness under GAAP.

            For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company of such Disqualified Capital Stock.

            "Indenture" means this Indenture as amended, restated or supplemented from time to time.

            "Independent Financial Advisor" means a qualified accounting, appraisal or investment banking firm of national standing that does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect financial interest in the Company.

            "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment" means, with respect to any Person:

            (a) any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others); or

            (b) any purchase or acquisition by such Person of any Capital Stock (or warrants, rights or options to purchase Capital Stock) bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

            "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

            "Investment Securities" means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any Restricted Subsidiary) acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of its specialist or related businesses.

            "Issue Date" means March 2, 2000.

            "LaBranche" means LaBranche & Co., a New York limited partnership, or any other Wholly-Owned Subsidiary registered as a broker-dealer under the Exchange Act which succeeds to the business of LaBranche & Co.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature hereof and any agreement to give any security interest).

            "Liquidated Damages" means the amount of additional interest to be paid as liquidated damages by the Company to each Holder of Notes under certain circumstances in accordance with the terms of the Registration Rights Agreement.

            "Maturity Date" means March 2, 2007.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

            (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

            (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

            (c) repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

            (d) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "Notes" means any of the Company's Series A Notes and any replacement Series A Notes and Series B Notes issued therefor in accordance with this Indenture.

            "NYSE" means the New York Stock Exchange, Inc. or any successor operator of the New York Stock Exchange.

            "NYSE Net Capital" means, at any time, the "net capital" of LaBranche computed in accordance with Rule 326(a) of the NYSE (or any successor provision).

            "NYSE Required Net Capital" means, at any time, the minimum amount of NYSE Net Capital necessary at such time in order to permit LaBranche to "expand its business" pursuant to Rule 326(a) of the NYSE (or any successor provision).

            "NYSE Required Regulatory Capital" means, at any time, the minimum net capital requirements prescribed under Rule 104 of the NYSE (or any successor provision).

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

            "Offering" means the offering of the Notes as described in the Offering Memorandum.

            "Offering Memorandum" means the Offering Memorandum dated February 24, 2000, pursuant to which the Series A Notes were offered.

            "Officer" means, (i) with respect to the Company, the Chairman and the Chief Executive Officer, any Vice President, the chief financial officer, the controller, the chief accounting officer, the treasurer or the secretary of the Company, and (ii) with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice

President, the chief financial officer, the controller, the chief accounting officer, the treasurer or secretary of such Person (or, in the case of a Person that is a partnership or a limited liability company, a general partner or managing member of such Person in such capacity, as the case may be), and (iii) with respect to the Trustee, a Trust Officer.

            "Officers' Certificate" means, (i) with respect to the Company, a certificate signed by the Chairman and the Chief Executive Officer or any Vice President and the chief financial officer, the controller or the chief accounting officer of the Company and (ii) with respect to any Person, a certificate signed by the Chairman of the Board, Chief Executive Officer, or President and the chief financial officer, the controller or the chief accounting officer, that shall comply with applicable provisions of this Indenture, and (iii) with respect to the Trustee, a certificate signed by a Trust Officer. "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of the Company, which counsel is reasonably acceptable to the Trustee.

            "Opinion of Counsel" means written opinion from legal Counsel, who may be an employee of the Company, which counsel is reasonably acceptable to the Trustee.

            "Permitted Holders" means:

            (a) individually or a combination of any of the following individuals: George M.L. LaBranche, IV, James G. Gallagher, Alfred O. Hayward, Jr., Vincent J. Flaherty or Michael J. Naughton;

            (b) a spouse of any of the Persons referred to in clause (a) or any of his or her lineal descendants;

            (c) the trustee(s) of any trust established solely for the benefit of Persons referred to in clause (a) or (b) above;

            (d) any organization to which contributions by any of the Persons referred to in clause (a), (b) or (c) above are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Internal Revenue Code of 1986, as amended, provided that, in each case, such Person is a trustee or a member of the board of directors, trustees or other governing body or group having the ultimate authority, inter alia, to vote, dispose or direct the voting or distribution of Capital Stock of the Company held by such Person; and

            (e) a corporation of which a majority of the voting power of its outstanding Capital Stock is beneficially owned by, or a partnership or limited liability company of which a majority of the partnership or limited liability company interests entitled to vote and participate in the management of the partnership or limited liability company are beneficially owned by, a Person described in clause (a), (b), (c) or (d) of this definition.

            "Permitted Indebtedness" means, without duplication, each of the following:

            (a) Indebtedness under the Series A Notes (including Series B Notes issued therefor);

            (b) Indebtedness of the Company and the Restricted Subsidiaries Incurred pursuant to working capital facilities (including, without limitation, the Credit Agreement) in an amount not to exceed 70% of the market value of the Investment Securities securing such facilities constituting equity securities listed on the NYSE or the NASDAQ National Market System, less the amount of any permanent prepayments or reductions of commitments in respect of any such Indebtedness made pursuant to Section 4.8 hereof;

            (c) Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date (excluding Indebtedness under the Credit Agreement) reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

            (d) Permitted Subordinated Indebtedness Incurred after the Issue Date not to exceed $50.0 million at any one time outstanding;

            (e) Interest Swap Obligations of the Company covering Indebtedness of the Company and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the indebtedness to which such Interest Swap Obligations relates;

            (f) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (g) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as the Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such Indebtedness shall be deemed to be Incurred on such date and not constitute Permitted Indebtedness under this clause (g);

            (h) Indebtedness of the Company to a Restricted Subsidiary, provided that:

                  (i) any Indebtedness of the Company to any Restricted
            Subsidiary is subordinate in right of payment to the Notes; and

                  (ii) if as of any date any Person other than a Restricted
            Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of Incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

            (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar installment inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such indebtedness is extinguished within five Business Days of Incurrence;

            (j) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation clams, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (k) Refinancing Indebtedness;

            (l) Purchase Money Indebtedness and Capitalized Lease Obligations (and any Indebtedness incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) of the Company or any Restricted Subsidiary not to exceed $20.0 million at any one time outstanding;

            (m) additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $25.0 million at any one time outstanding; and

            (n) the senior promissory notes to be issued to the stockholders of Webco Securities, Inc. ("Webco") as part of the consideration in the acquisition (through a merger) of Webco by the Company pursuant to the Agreement and Plan of Merger, dated as of January 26, 2000, by and among the Company, Webco and the stockholders of Webco.

            "Permitted Investments" means:

            (a) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

            (b) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinate to the Notes;

            (c) Investments in cash and Cash Equivalents;

            (d) loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any time outstanding in the aggregate;

            (e) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with this Indenture;

            (f) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (g) Investments made by the Company or the Restricted Subsidiaries as a result of noncash consideration received in connection with an Asset Sale made in compliance with Section 4.8 hereof;

            (h) Investments in Investment Securities (including borrowings or loans of Investment Securities) in the ordinary course of business of the Company and its Restricted Subsidiaries; or

            (i) additional Investments not to exceed $10.0 million at any one time outstanding in the aggregate.

            "Permitted Junior Securities" means:

            (a) Equity Interests in the Company; or

            (b) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Indenture.

            "Permitted Liens" means the following types of Liens:

            (a) Liens for taxes, assessments or governmental charges or claims either:

                  (i) not delinquent; or

                  (ii) contested in good faith by appropriate proceedings and as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title, in each case arising in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (e) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any Restricted Subsidiary;

            (f) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (g) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (h) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (i) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

            (j) leases or subleases in respect of real property or equipment granted to others not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

            (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depositary institutions.

            "Permitted Subordinated Indebtedness" means Indebtedness of the Company Incurred at a time when no Default or Event of Default has occurred and is continuing:

            (a) which matures at least 91 days after the final maturity date for the Notes and is not prior to that time (i) mandatorily redeemable, or (ii) exchangeable for Indebtedness other than Permitted Subordinated Indebtedness, pursuant to a sinking fund obligation or otherwise or upon the occurrence of any event;

            (b) which has a Weighted Average Life greater than that of the Notes;

            (c) which is subordinate in right of payment to the Notes with payment blockage rights in favor of the Holders of the Notes equivalent to those set forth in this Indenture for the Senior Debt; and

            (d) the proceeds of which are loaned by the Company to LaBranche pursuant to clause (g) of the definition of "Permitted Indebtedness" and a subordinated loan agreement (as defined in Appendix D to Rule 15c3-1) for use by LaBranche for net capital purposes and properly accounted for by LaBranche as Commission Net Capital and NYSE Net Capital; provided that any subordination of the loan by the Company will apply only to the extent required to permit the loan to qualify as Commission Net Capital and NYSE Net Capital.

            "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "Pro Rata Share" means, with respect to a Holder, a fraction equal to the quotient of (x) the aggregate principal amount of Notes then held by such Holder divided by (y) the aggregate principal amount of Notes then outstanding.

            "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning set forth in Rule 144A.

            "Refinance" means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with Section
4.6 hereof (other than Permitted Indebtedness) or clause (a) or (c) of the definition of "Permitted Indebtedness," in each case that does not:

            (a) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium reasonably necessary to Refinance such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

            (b) create Indebtedness with:

                  (i) a Weighted Average Life to Maturity that is less than the
            Weighted Average Life to Maturity of the Indebtedness being Refinanced, or

                  (ii) a final maturity earlier than the final maturity of the
            Indebtedness being Refinanced; provided that if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company.

            "Registered Exchange Offer" means an exchange offer by the Company registered under the Securities Act pursuant to which Series A Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Series B Notes of like principal amount not bearing the private placement legend.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated the Issue Date by and among the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney Inc. and ABN AMRO Incorporated, as the initial purchasers.

            "Registration Statement" means an effective shelf registration statement under the Securities Act that registers the resale by Holders (or beneficial owners) of Series A Notes (or beneficial interests therein) originally issued pursuant to an exemption from registration under the Securities Act.

            "Regulation S" means Regulation S under the Securities Act (or any successor regulation thereto), as it may be amended from time to time.

            "Replacement Assets" means assets and property that will be used in the business of the Company and/or its Restricted Subsidiaries (including Capital Stock of a Person that becomes a Wholly Owned Restricted Subsidiary).

            "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

            "Resale Restriction Termination Date" means, for any Restricted Note (or beneficial interest therein), two years (or such other period specified in Rule 144(k)) from the Issue Date.

            "Restricted Note" means any Note (or beneficial interest therein) other than the Regulation S Global Note or any Exchange Note, until such time as:

            (a) such Note (or beneficial interest therein) has been transferred pursuant to a Registration Statement;

            (b) the Resale Restriction Termination Date therefor has passed; or

            (c) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.8(c) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

            "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.13 hereof. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

            "Rule 15c3-1" means Rule 15c3-1 under the Exchange Act (or any successor provision).

            "Rule 144" means Rule 144 under the Securities Act (or any successor rule).

            "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statues thereto, and the rules and regulations of the SEC promulgated thereunder.

            "Senior Debt" means:

            (a) all Indebtedness outstanding under Credit Facilities and all Interest Swap Obligations with respect thereto;

            (b) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right payment to the Notes; and

            (c) all Obligations with respect to the items listed in the preceding clauses (a) and (b).

            Notwithstanding anything to the contrary in the preceding, Senior Debt shall not include:

            (1) any liability for federal, state, local or other taxes owed or owing by the Company or any of its Subsidiaries;

            (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

            (3) any trade payables;

            (4) any Indebtedness that is incurred in violation of this Indenture;

            (5) Disqualified Capital Stock; or

            (6) any Indebtedness that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company.

            "Senior Note Indenture" means the indenture between the Company and Firstar Bank, N.A., as Trustee, dated as of August 24, 1999, relating to the 9 1/2% Senior Notes due 2004, as amended or supplemented.

            "Series A Notes" means any of the Company's 12% Senior Subordinated Notes due 2007 originally issued on the Issue Date, and any replacement Notes.

            "Series B Notes" means Notes issued in a Registered Exchange Offer in exchange for a like principal amount of the Series A Notes originally issued pursuant to an exemption from registration under the Securities Act, and replacement Notes issued therefor in accordance with this Indenture.

            "SIPA" means the Securities Investor Protection Act of 1970, as amended, or any successor statute or statutes thereto, and the rules and regulations of promulgated thereunder.

            "SIPC" means the Securities Investor Protection Corporation and any successor organization discharging the responsibilities of the Securities Investor Protection Corporation.

            "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act as in effect on the Issue Date, except that all references to 10% in Section 1.02(w) shall be changed to 5%.

            "S &P" means Standard & Poor's Ratings Group and its successors.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subsidiary" with respect to any Person, means:

            (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

            (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.3 hereof).

            "Transaction Date" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

            "Trust Officer" when used with respect to the Trustee, means any officer or assistant officer of the Trustee assigned to the corporate trust administration department or similar department performing corporate trust work of the Trustee or any successor to such department or, in the case of a successor Trustee, any officer of such successor Trustee performing corporate trust functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

            "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.13 hereof. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.13 hereof.

            "U.S. Government Obligations" means (i) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained dividing:

            (a) the then outstanding aggregate principal amount of such Indebtedness into

            (b)   the sum of the total of the products obtained by multiplying:

                  (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                  (ii) the number of years (calculated to the nearest
            one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Subsidiary not organized under the laws of a State of the United States, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any Wholly Owned Restricted Subsidiary.

            Section 1.2. Other Definitions.

            The definitions of the following terms may be found in the Sections indicated as follows:

Term                                                         Defined in Section
----                                                         ------------------

"Affiliate Transaction" ....................................         4.12
"Agent Members" ............................................          2.6
"Authenticating Agent" .....................................          2.2
"Business Day" .............................................         10.8
"Company Order" ............................................          2.2
"Covenant Defeasance" ......................................          9.3
"Defaulted Interest" .......................................    Exhibit A
"Designation" ..............................................         4.13
"Designation Amount" .......................................         4.13
"Excess Cash Flow Offer" ...................................         4.18
"Excess Cash Flow Payment Date" ............................         4.18
"Excess Cash Flow Purchase Price" ..........................         4.18
"Event of Default" .........................................          6.1
"Legal Defeasance" .........................................          9.2
"Net Proceeds Offer" .......................................          4.8
"Net Proceeds Offer Amount" ................................          4.8
"Net Proceeds Offer Payment Date" ..........................          4.8
"Net Proceeds Offer Trigger Date" ..........................          4.8
"Non-U.S. Beneficial Ownership Certification" ..............          2.1
"Non-U.S. Person" ..........................................          2.8
"Note Purchase Agreements" .................................         4.18
"Paying Agent" .............................................          2.3
"Payment Blockage Notice" ..................................          3.3
"pay the Notes" ............................................          3.3
"Private Placement Legend" .................................          2.7
"Reference Date" ...........................................          4.7
"Registrar" ................................................          2.3

"Regulation S Global Note" .................................          2.1
"Required Filing Dates" ....................................          4.2
"Restricted Payment" .......................................          4.7
"Revocation" ...............................................         4.13
"Rule 144A Global Note" ....................................          2.1
"Special Record Date" ......................................         2.12
"Surviving Entity" .........................................          5.1
"$15 million Note Purchase Agreement" ......................         4.18
"$20 million Note Purchase Agreement" ......................         4.18

            Section 1.3. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture securityholder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor on the Indenture securities" means the Company or any other obligor on the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

            Section 1.4. Rules of Construction.

            Unless the context otherwise requires:

            (a) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) words used herein implying any gender shall apply to every gender;

            (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision, unless expressly stated otherwise; and

            (e) the term "interest" shall include all additional interest as provided in the Registration Rights Agreement for purposes of this Indenture and the Notes.

                                   ARTICLE II.

                                    THE NOTES

            Section 2.1. Form and Dating.

            (a) The Series A Notes are being originally offered and sold by the Company pursuant to a purchase agreement, dated February 24, 2000 among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney Inc. and ABN AMRO Incorporated. The Company may issue up to $250,000,000 aggregate principal amount of the Notes as provided in this Indenture. The Notes will be issued in fully-registered form without coupons, and only in denominations of $1,000 and any integral multiple thereof. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto.

            (b) The terms and provisions of the Notes, the form of which is in Exhibit A hereto, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

            (c) The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or the Depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

            (d) Series A Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued on the issue date therefor in the form of a permanent Global Note ("Rule 144A Global Notes").

            (e) Series A Notes originally offered and sold outside the United States of America will be issued in the form of a permanent Global Note (the "Regulation S Global Notes").

            Section 2.2. Execution and Authentication.

            (a) The Chairman, Chief Executive Officer and President and the chief financial officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

            (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $250,000,000.00. The Trustee or an Authenticating Agent shall upon receipt of a Company Order authenticate for original issue Series A Notes in the aggregate principal amount of $250,000,000 plus any Series B Notes that may be issued pursuant to the Registration Rights Agreement; provided that the Trustee shall receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. The Opinion of Counsel shall be to the effect that:

                  (i) the form and terms of such Notes have been established by or pursuant to a Board Resolution or, if applicable, an indenture supplemental hereto in conformity with the provisions of this Indenture;

                  (ii) such supplemental indenture, if any, when executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company;

                  (iii) such Notes, when authenticated and delivered by the
            Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and

                  (iv) that the Company has been duly incorporated in, and is a validly existing corporation in good standing under the laws of, the State of Delaware.

            (d) The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

            (e) In event that the Company:

                  (i) shall be consolidated with or merged into any other
            Person, or

                  (ii) shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person,

and the Surviving Entity resulting from such consolidation, or surviving such merger, or which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article V; then any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

            Section 2.3. Registrar and Paying Agent.

            (a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar"), where Notes may be presented for payment (the "Paying Agent") and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7 hereof. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

            (c) The Company initially appoints the Trustee at its principal Corporate Trust Office as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as the Trustee has resigned or a successor Trustee has been appointed.

            Section 2.4. Paying Agent to Hold Money in Trust.

            The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this
Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company, if the Company is then acting as Paying Agent, the Trustee shall replace the Company as Paying Agent.

            Section 2.5. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            Section 2.6. Global Note Provisions.

            (a) Each Global Note initially shall: (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.7 and Exhibit A hereto. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Custodian, as provided in this Indenture.

            (b) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Custodian under such Global Note, and the Depository may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

            (c) Except as provided in Section 2.8 and below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

                  (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, or

                  (ii) the Company executes and delivers to the Trustee and
            Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this subsection (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

            (d) In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to the exchanging Holder a new Certificated Note representing the principal amount not so exchanged.

            Section 2.7 Legends.

            (a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

            (b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the "Private Placement Legend").

            Section 2.8 Transfers and Exchanges.

            (a) The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted
Note:

            (i) If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Custodian and Registrar of:

                  (A) instructions from the Holder of the Rule 144A Global Note directing the Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

                  (B) a certificate in the form of Exhibit D from the transferor,

      and (y) subject to the rules and procedures of DTC, the Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

            (b) Other Transfers. Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 2.8(c).

            (c) Use and Removal of Private Placement Legends. Upon the transfer, exchange or replacement of Certificated Notes (or beneficial interests in a Global Note) not bearing a Private Placement Legend, the Registrar (and the Custodian, in the case of beneficial interests in a Global Note) shall exchange such Notes (or beneficial interests) for Certificated Notes (or beneficial interests in a Global Note) that do not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Certificated Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Registrar (and the Custodian, in the case of beneficial interests in a Global Note) shall deliver only Certificated Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

                  (i) such Notes (or beneficial interests) are exchanged in a
            Registered Exchange Offer;

                  (ii) such Notes (or beneficial interests) are transferred
            pursuant to a Registration Statement;

                  (iii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit E hereto, and an Opinion of Counsel reasonably satisfactory to the Registrar;

                  (iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

                  (v) in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend upon transfer of such interest pursuant to any clauses (i)-(v) above. The Company shall deliver to the Trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

            (d) Consolidation of Global Notes and Exchange of Certificated Notes for Beneficial Interest in Global Notes. If a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) is outstanding at the time of a Registered Exchange

Offer, any interests in a Global Note exchanged in such Registered Exchange Offer shall be exchanged for interests in such outstanding Global Note.

            (e) Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this
Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            (f) Execution, Authentication of Notes, etc.

                  (i) Subject to the other provisions of this Section 2.8, when
            Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Certificated Notes and Global Notes at the Registrar's or co-Registrar's request. In accordance with the Registration Rights Agreement, the Company will execute and upon Company Order the Trustee will authenticate Series B Notes in exchange for Notes.

                  (ii) No service charge shall be made to a Holder for any
            registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer, or Section 4.8, Section 4.14, Section 5.1 or Section 9.5).

                  (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (A) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (B) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

                  (iv) Prior to the due presentation for registration of
            transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such
            Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (g) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of interest in a Global Note, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            Section 2.9. Mutilated, Destroyed, Lost or Stolen Notes.

            (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or stolen, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a
Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            (b) Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

            (c) Every new Note issued pursuant to this Section in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            Section 2.10. Temporary Notes.

            Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes representing an equal principal amount upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

            Section 2.11. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Notes surrendered for registration of transfer, exchange or payment. The Company may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

            Section 2.12. Defaulted Interest.

            When any installment of interest becomes Defaulted Interest (as defined in the form of Note), such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the record date applicable to such installment of interest. Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Company, at its election, as provided in clause (i) or (ii) below.

                  (i) The Company may elect to make payment of any Defaulted
            Interest, and any interest payable on such Defaulted Interest, to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this clause (i). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii); or

                  (ii) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

            Section 2.13. Additional Amounts Under Registration Rights
Agreements.

            Under certain circumstances, the Company may be obligated to pay additional interest to Holders, all as and to the extent set forth in the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference and such additional interest is deemed to be interest for purposes of this Indenture.

                                  ARTICLE III.

                           SUBORDINATION OF THE NOTES

            Section 3.1. Agreement to Subordinate.

            The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article III, to the prior payment in full in cash of all Senior Debt of the Company whether outstanding on the Issue Date or thereafter incurred and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. Only Senior Debt of the Company shall rank senior to the Notes in accordance with the provisions set forth herein. The Notes shall in all respects rank pari passu with, or be senior to, all other Indebtedness of the Company. All provisions of this Article III shall be subject to Section 3.12.

            Section 3.2. Liquidation, Dissolution, Bankruptcy.

            Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment by the Company for the benefit of its creditors or the marshaling of the assets and liabilities of the
Company:

                        (1) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect thereof (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not allowed as a claim in such proceeding) before Holders shall be entitled to receive any payment of principal or interest on the Notes; and

                        (2) until such Senior Indebtedness is paid in full, any distribution to which Holders would be entitled but for this Article III shall be made to holders of such Senior Debt as their interests may appear;

except that Holders may receive (a) Permitted Junior Securities and (b) payments and other distributions made from any defeasance trust created pursuant to
Article IX.

            Section 3.3. Default on Designated Senior Debt of the Company.

            The Company may not pay the principal of or interest on the Notes or make any deposit pursuant to Article IX and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes"), other than payments and other distributions in the form of Permitted Junior Securities or from any defeasance trust created pursuant to Article IX if:

                  (i) a payment default on Designated Senior Debt of the Company occurs and is continuing beyond any applicable grace period; or

                  (ii) any other default occurs and is continuing on Designated
            Senior Debt of the Company that permits the holders thereof to accelerate its maturity and the Trustee receives a notice of that default (a "Payment Blockage Notice") from the Company or the holders of such Designated Senior Debt.

Payments on the Notes may and shall be resumed:

                  (x) in the case of a Payment Blockage Notice relating to a payment default, upon the date on which it is cured or waived; and

                  (y) in case of a Payment Blockage Notice relating to a
            nonpayment default, the earlier of the date on which it is cured or waived or 179 days after the date on which such Payment Blockage Notice is received, unless the maturity of the relevant Designated Senior Debt of the Company has been accelerated.

      No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 180 days.

            Section 3.4. Acceleration of Payment of Notes.

            If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Senior Debt of the Company (or their Representative) of the acceleration.

            Section 3.5. When Distribution Must Be Paid Over.

            If a distribution is made to Holders that because of this Article III should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt of the Company and pay it over to them as their interests may appear.

            Section 3.6. Subrogation.

            After all Senior Debt of the Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt. A distribution made under this Article III to holders of such Senior Debt which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Debt.

            Section 3.7. Relative Rights.

            This Article III defines the relative rights of Holders and holders of Senior Debt of the Company. Nothing in this Indenture shall:

                        (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay its Obligations in respect of this Indenture and the Notes in accordance with their terms; or

                        (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Holders as provided in this Article III.

            Section 3.8. Subordination May Not Be Impaired by Company.

            No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            Section 3.9. Rights of Trustee and Paying Agent.

            (a) Notwithstanding Section 3.3, the Trustee or Paying Agent (other than the Company) may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article III. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if the holders of an issue of Senior Debt of the Company have a Representative, only the Representative may give the notice.

            (b) The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article III with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Debt, and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article III shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

            Section 3.10. Distribution or Notice to Representative.

            Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

            Section 3.11. Article III Not to Prevent Events of Default or Limit Right to Accelerate.

            The failure to make a payment pursuant to the Notes by reason of any provision in this Article III shall not be construed as preventing the occurrence of a Default. Nothing in this Article III shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

            Section 3.12. Trust Moneys Not Subordinated.

            Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under
Article IX by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article III, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

            Section 3.13. Trustee Entitled to Rely.

            Upon any payment or distribution pursuant to this Article III, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 3.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representative for the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article III. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article III, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article III, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article III.

            Section 3.14. Trustee to Effectuate Subordination.

            Each Holder by accepting a Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company as provided in this Article III and appoints the Trustee as attorney-in-fact for any and all such purposes.

            Section 3.15. Trustee Not Fiduciary for Holders of Senior Debt.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article III or otherwise.

            Section 3.16. Reliance by Holders of Senior Debt on Subordination Provisions.

            Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE IV.

                                    COVENANTS

            Section 4.1. Payment of Notes.

            The Company shall pay or cause to be paid the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and any accrued interest, as the case may be (which shall include any Liquidated Damages as provided in the Registration Rights Agreement) on, the Notes on the dates and in the manner provided in the Notes and this Indenture. The Company shall deposit with the Paying Agent in immediately available funds an amount sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. If the Company is acting as Paying Agent, the Company shall, on each Interest Payment Date and the Maturity Date, segregate and hold in trust an amount sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. An installment of principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, or accrued interest on, the Notes shall be considered paid on the date it is due if the Trustee or a Paying Agent (other than the Company) holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Company shall pay interest on overdue principal, Change of Control Purchase Price and Excess Cash Flow Purchase Price (including post-petition interest in a proceeding under any Bankruptcy Law) and overdue interest, to the extent lawful, at the rate specified in the Notes.

            Section 4.2. SEC Reports.

            (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company will, to the extent accepted by the SEC and not prohibited under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company was subject thereto, on or prior to the respective dates by which the Company would have been required to file them (the "Required Filing Dates"). The Company will also, in any event, (i) within 15 days of each Required Filing Date (A) transmit by mail to all Holders, as their names and addresses appear in the Security register maintained by the Registrar, without cost to such Holders copies of those annual reports, quarterly reports and other documents which the Company files with the SEC, and (B) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company files with the SEC and
(ii) if filing such documents by the Company with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, promptly upon written request, supply copies of such documents to any Holder.

            (b) The Company will, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act, if applicable; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Company or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

      Section 4.3. Waiver of Stay, Extension or Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, or accrued interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 4.4. Compliance Certificate.

            (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, the Notes are prohibited or, if such event has occurred, a description of the event and what action each of the Company is taking or proposes to take with respect thereto.

            (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article IV or Article V of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

            (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            Section 4.5. Taxes.

            The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

            Section 4.6. Limitation on Incurrence of Additional Indebtedness.

            The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness, the Company may Incur Indebtedness and the Restricted Subsidiaries may Incur Acquired Indebtedness, in each case if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.75 to 1.

            Section 4.7. Limitation on Restricted Payments.

            (a) The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any distribution,
            other than dividends or distributions payable in Qualified Capital Stock of the Company, on or in respect of shares of the Company's Capital Stock;

                  (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

                  (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness which is subordinated in right of payment to the Notes, except a payment of interest or any principal payment at the Stated Maturity thereof;

                  (iv) make any Investment, other than a Permitted Investment;
            or

                  (v) make compensation or consulting payments in excess of base salaries limited to $350,000 to managing directors and other executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Restricted Subsidiaries, except to the extent authorized under the Annual Incentive Plan or the Equity Incentive Plan or otherwise approved by a majority of the disinterested members of the Board of Directors of the Company or a duly authorized committee thereof comprised of individuals who are not managing directors or other executive officers of the Company or any of its Affiliates;

(each of the foregoing actions set forth in clauses (i), (ii), (iii), (iv) and (v) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

                        (A) a Default or an Event of Default shall have occurred
            and be continuing; or

                        (B) the Company is not able to incur at least $1.00 of
            additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under Section 4.6 hereof; or

                        (C) the aggregate amount of Restricted Payments,
            including the proposed Restricted Payment, made subsequent to the Issue Date (the amount expended for such purpose, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

                              (1) 50% of the cumulative Consolidated Net Income
                  (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from the beginning of the first full fiscal quarter following the Issue Date and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the "Reference Date"), treating such period as a single accounting period; plus

                              (2) 100% of the aggregate net cash proceeds
                  received by the Company from any Person, other than a Subsidiary of the Company, from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or of other securities that have been converted into Qualified Capital Stock of the Company; plus

                              (3) without duplication of any amounts included in
                  clause (C)(2) above, 100% of the aggregate net cash proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Qualified Capital Stock; excluding, in the case of clauses
                  (C)(2) and (3), any net proceeds from a sale of Qualified Capital Stock received from a Subsidiary of the Company or applied in accordance with clause (ii)(B) of paragraph (b) of this Section 4.7; plus

                              (4) an amount equal to the lesser of:

                                    (x) the sum of the fair market value of the
                        Capital Stock of an Unrestricted Subsidiary owned by the

                        Company and/or the Restricted Subsidiaries and the aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to the Company and each Restricted Subsidiary on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.13 hereof; and

                                    (y) the Designation Amount treated as a
                        Restricted Payment pursuant to clause (iv) above with respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under Section 4.13 hereof; plus

                              (5) in the case of the disposition of an
                  Investment treated as a Restricted Payment pursuant to clause
                  (iv) above to a Person other than the Company or one of its Subsidiaries, an amount equal to the lesser of:

                                    (x) the amount of such Investment treated as
                        a Restricted Payment pursuant to clause (iv) above, and

                                    (y) the amount in cash received by the
                        Company or any Restricted Subsidiary upon such disposition; plus

                        (F) $15.0 million.

            (b) The provisions set forth in paragraph (a) do not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of the Company or any Restricted Subsidiary or of Capital Stock of the Company, in each case to the extent constituting a Restricted Payment pursuant to clause (ii) or
            (iii) of paragraph (a) of this Section 4.7 either:

                        (A) solely in exchange for shares of Qualified Capital
            Stock of the Company, or

                        (B) through the application of net proceeds of a
            substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Qualified Capital Stock;

                  (iii) the defeasance, redemption, repurchase or other
            acquisition of Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness therefor; and

                  (iv) so long as no Default or Event of Default shall have
            occurred and be continuing, repurchases of Capital Stock (or options therefor) of the Company from officers, directors, employees, consultants or former officers, directors, employees or consultants of the Company (or any of its Subsidiaries) pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $5.0 million in any year.

            (c) In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii)(C) of paragraph (a) of this Section 4.7, amounts expended pursuant to clauses (i) and (iv) of paragraph (b) of this Section 4.7 shall be included in the calculation.

            Section 4.8. Limitation on Asset Sales.

            (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of as determined in good faith by the Board of Directors of the Company;

                  (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from the Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such Asset Sale; and

                  (iii) upon the consummation of the Asset Sale, the Company may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

                        (A) to repay Senior Debt of the Company or Indebtedness
            of any Restricted Subsidiary, in each case for borrowed money or constituting a Capitalized Lease Obligation, and permanently reduce the commitments with respect thereto without Refinancing;

                        (B) to repay any Indebtedness of a Wholly Owned
            Restricted Subsidiary owed to any Person other than the Company or any of its Affiliates and effect a permanent reduction in any availability in respect of the Indebtedness (without refinancing the Indebtedness);

                        (C) to acquire Replacement Assets; or

                        (D) a combination of prepayment and investment permitted
            by the preceding clauses (iii)(A), (B) and (C).

The assumption by the transferee in an Asset Sale (and release of the Company and its Restricted Subsidiaries of further liability) of Indebtedness for borrowed money of the Company or any Restricted Subsidiary other than Disqualified Capital Stock or Indebtedness subordinated in right of payment to the Notes shall be deemed to be cash applied in accordance with this covenant. The receipt by the Company or the applicable Restricted Subsidiary of marketable securities of a company subject to and then current in its obligations as a reporting company under Section 13 or 15 under the Exchange Act, which are resold for cash or Cash Equivalents by the Company or the Restricted Subsidiary within 120 days of the relevant Asset Sale and applied in accordance with this covenant, shall be deemed to be cash received pursuant to clause (ii) of this paragraph (a).

            (b) On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to the Asset Sale as set forth in clause (iii) of paragraph (a) of this Section 4.8 (each, a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds that have not been applied on or before the Net Proceeds Offer Trigger Date as permitted in that clause (iii) (a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided that the Company may make a concurrent offer to repurchase on a pro rata basis Indebtedness of a Wholly Owned Restricted Subsidiary or Indebtedness of the Company ranking pari passu with the Notes.

            (c) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.8. Pending application in accordance with this
Section 4.8, Net Cash Proceeds may be used to repay revolving credit borrowings without reducing commitments thereunder.

            (d) The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this Section 4.8).

            (e) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1 hereof, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not transferred for purposes of this
Section 4.8 and shall comply with the provisions of this Section 4.8 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value (as determined in good faith by the Board of Directors of the Company) of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.8.

            (f) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis based on the principal amount of Notes (and other Indebtedness for which a concurrent offer is being made as permitted by this Section 4.8) tendered. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

            (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.8 by virtue thereof.

            Section 4.9. Limitation on Distributions and Other Restrictions Affecting Subsidiaries.

            The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

            (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

            (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reasons of:

                  (i) applicable law or regulation or NYSE regulations;

                  (ii) this Indenture;

                  (iii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted
            Subsidiary;

                  (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (v) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

                  (vi) any other agreement entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date so long as any such restrictions expressly permit scheduled payments on the Notes;

                  (vii) customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under this Indenture; and

                  (viii) any agreement governing Refinancing Indebtedness
            incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iv) or (v) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (ii), (iv) or (v) and expressly permit dividends and other distributions for scheduled payments on the Notes.

            Section 4.10. Limitation on Issuance and Sale of Capital Interests in Restricted Subsidiaries.

            The Company will not permit:

            (a) any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Restricted Subsidiary; or

            (b) any Person (other than the Company or a Restricted Subsidiary) to own or control any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or as may be required by law);

provided that clauses (a) and (b) will not prohibit:

                  (1) any sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary effected in accordance with Section 4.8 hereof; or

                  (2) any sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary effected in accordance with Section 5.1 hereof.

            Section 4.11. Limitations on Liens.

            The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind (except for Liens securing Senior Debt and Permitted Liens) against or upon, or enter into or otherwise become liable in respect of, a Sale and Leaseback Transaction with respect to, any property or assets of the Company or any of the Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom or assign or otherwise convey any right to receive income or profit therefrom unless:

            (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

            (b) in all other cases, the Notes are equally and ratably secured, except for:

                  (i) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

                  (ii) Liens on Investment Securities securing Indebtedness
            incurred pursuant to clause (b) of the definition of "Permitted Indebtedness" and Interest Swap Obligations and Currency Agreements related thereto;

                  (iii) Liens securing Purchase Money Indebtedness (or
            Refinancing Indebtedness in respect thereof) or Sale and Leaseback Transactions involving Capitalized Lease Obligations, in each case, Incurred pursuant to clause (1) of the definition of "Permitted Indebtedness"; provided, however, that:

                        (A) the Purchase Money Indebtedness (or Refinancing
            Indebtedness) or Capitalized Lease Obligation shall not exceed the cost of the property or assets to be acquired or which is the subject of the Sale and Leaseback Transaction, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets to be acquired or which is the subject of the Sale and Leaseback Transaction, and

                        (B) the Lien securing any Purchase Money Indebtedness
            shall be created within 90 days of such acquisition;

                  (iv) Liens securing Acquired Indebtedness (and any Refinancing
            Indebtedness in respect thereof); provided that:

                        (A) the Liens secured the Acquired Indebtedness at the
            time of and prior to the Incurrence of the Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of the Acquired Indebtedness by the Company or a Restricted Subsidiary, and

                        (B) the Liens do not extend to or cover any property or
            assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time the Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

                  (v) Liens securing the Notes;

                  (vi) Liens in favor of the Company; and

                  (vii) Liens securing Refinancing Indebtedness incurred to
            Refinance any Indebtedness, which Refinanced Indebtedness had been secured by a Lien permitted under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced.

            Section 4.12. Limitations on Transactions with Affiliates.

            (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction") unless the Affiliate Transaction is on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. Prior to the consummation by the Company or any Restricted Subsidiary of any Affiliate Transactions (or series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of:

                  (i) $5.0 million, the Company or such Restricted Subsidiary, as the case may be, shall obtain the approval of its Board of Directors (including a majority of the independent directors) of such transaction or series of related transactions evidenced by a Board Resolution stating that such Board of Directors (including a majority of the independent directors) has determined that such transaction complies with the foregoing provisions, and

                  (ii) $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor, and file it with the Trustee.

            (b) The restrictions set forth in paragraph (a) above shall not apply to:

                  (i) employment, stock option, consulting, agency or other
            compensation or benefit plans, arrangements and agreements of the Company or any Restricted Subsidiary in accordance with the Annual Incentive Plan or the Equity Incentive Plan or as approved by a majority of the disinterested members of the Board of Directors (or a majority of the disinterested members of a committee thereof);

                  (ii) reasonable fees and compensation paid to directors, and reasonable indemnity provided on behalf of officers, directors, employees, consultants or agents, of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

                  (iii) transactions exclusively between or among the Company and any Restricted Subsidiaries or exclusively between or among Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; and

                  (iv) Restricted Payments permitted to be made pursuant to
            Section 4.7 hereof.

            Section 4.13. Limitation On Designations of Unrestricted
Subsidiaries.

            (a) The Company may designate after the Issue Date any Subsidiary of the Company, other than LaBranche or a Person holding Capital Stock of LaBranche, as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

                  (ii) the Company would be permitted under this Indenture to make an Investment at the time of Designation assuming the effectiveness of the Designation in an amount (the "Designation Amount") equal to the sum of:

                        (A) the fair market value of the Capital Stock of the
            Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and

                        (B) the aggregate amount of Indebtedness of the
            Subsidiary owed to the Company and the Restricted Subsidiaries on that date; and

                  (iii) the Company would be permitted to incur $1.00 of
            additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under Section 4.6 hereof at the time of Designation assuming the effectiveness of the Designation.

            (b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to Section 4.7 hereof for all purposes of this Indenture. Furthermore, the Company shall not, and shall not permit any Restricted Subsidiary to, at any time:

                  (i) provide direct or indirect credit support for or a
            guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

                  (ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or

                  (iii) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against the Unrestricted Subsidiary).

            (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

                  (i) no Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

                  (ii) all Liens and Indebtedness of such Unrestricted
            Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

            (d) All Designations and Revocations must be evidenced by an Officers' Certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

            Section 4.14. Change of Control.

            (a) Upon the occurrence of a Change of Control, the Company shall make a Change of Control Offer to Purchase all of the outstanding Notes at the Change of Control Purchase Price.

For purposes of the foregoing, a Change of Control Offer to Purchase shall be deemed to have been made if:

                  (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences a Change of Control Offer to Purchase for all outstanding Notes at the Change of Control Purchase Price (provided that the running of such 30-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Change of Control Offer to Purchase is delayed or suspended by reason of any court's or governmental authority's review of or ruling on any materials being employed by the Company to effect such Change of Control Offer to Purchase, so long as the Company has used and continues to use its best efforts to make and conclude such Change of Control Offer to Purchase promptly); and

                  (ii) all Notes properly tendered pursuant to the Change of Control Offer to Purchase are purchased on the terms of such Change of Control Offer to Purchase.

            (b) The Company will not be required to make a Change of Control Offer to Purchase upon a Change of Control if a third party makes a Change of Control Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under its Change of Control Offer to Purchase.

            (c) On the Change of Control Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof or beneficial interests under a Global Note properly tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent (by no later than 11:00 a.m. on such date) money sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof or beneficial interests so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly (1) mail to each holder of Notes so accepted and (2) remit to the Depository for crediting to the respective accounts of the Holders under a Global Note of beneficial interest so accepted, payment in an amount equal to the purchase price for such Notes (which payment shall, in the case of the Holders of beneficial interests in a Global Note, be through the facilities of the Depository), and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any untendered portion of the Notes surrendered and shall issue a Global Note equal in principal amount to any untendered portion of beneficial interest so surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

            (d) If the Company or any Subsidiary thereof has issued any outstanding Indebtedness that is subordinated in right of payment to the Notes, and the Company or such Subsidiary is required to make an offer to purchase upon a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer to Purchase and shall otherwise have consummated the Change of Control Offer to Purchase made to holders of the Notes. The Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to making and consummating an offer to purchase the Notes in the event of a Change of Control under this Indenture.

            (e) The Company will comply, to the extent applicable, with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with any repurchase of the Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with any repurchase of the Notes as described above, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

            Section 4.15 Limitation on Layered Indebtedness.

            The Company shall not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right to the Notes.

            Section 4.16. Maintenance of Office or Agency.

            The Company shall maintain in New York, New York an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section
10.2. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.

            Section 4.17. Maintenance of Properties and Insurance.

            (a) The Company shall cause all material properties used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all equipment deemed necessary in the good faith judgment of the Officers of the Company and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; provided, however, that nothing in this Section 4.17 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, and is not adverse in any material respect to the Holders.

            (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for corporations similarly situated in the industry.

            Section 4.18. Excess Cash Flow Offer

            (a) If the Company has Excess Cash Flow for any fiscal year (commencing with fiscal year 2000), the Company shall make an offer to purchase (the "Excess Cash Flow Offer") on a Business Day (the "Excess Cash Flow Payment Date") not later than 150 days following the end of such fiscal year, from each Holder, up to a maximum principal amount

(expressed as a multiple of $1,000) of Notes equal to the Holder's Pro Rata Share of such Excess Cash Flow in such fiscal year. The purchase price (the "Excess Cash Flow Purchase Price") of Notes to be purchased pursuant to the Excess Cash Flow Offer shall be equal to 103% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Excess Cash Flow Payment Date. Notice of an Excess Cash Flow Offer shall be given to Holders not less than 30 Business Days before the Excess Cash Flow Payment Date and shall be sent by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of five Business Days prior to the date of such notice. The Excess Cash Flow Offer is required to remain open for 20 Business Days and payment pursuant to the Excess Cash Flow Offer will be made on the Excess Cash Flow Payment Date. The Excess Cash Flow Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the terms of the Excess Cash Flow Offer. The Excess Cash Flow Offer shall also state:

                  (i) that the Holder may tender Notes registered in the name of such Holder in the maximum principal amount of such Holder's Pro Rata Share of Excess Cash Flow and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

                  (ii) the place or places where Notes are to be surrendered for tender pursuant to the Excess Cash Flow Offer;

                  (iii) that, unless the Company defaults in making such purchase, the portion of the aggregate principal amount of any Note tendered and accepted for purchase pursuant to the Excess Cash Flow Offer shall, after the Excess Cash Flow Purchase Date, cease to accrue interest but that the remaining aggregate principal amount of any Note not tendered or tendered but not purchased by the Company pursuant to the Excess Cash Flow Offer shall continue to accrue interest at the same rate;

                  (iv) that, on the Excess Cash Flow Purchase Date, the Excess Cash Flow Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Excess Cash Flow Offer;

                  (v) that each Holder electing to tender a Note pursuant to the Excess Cash Flow Offer shall be required to surrender such Note at the place or places set forth in the Excess Cash Flow Offer prior to the close of business on the Excess Cash Flow Purchase Date (such Note being accompanied by a written instrument of transfer in the form provided in the form of Notes attached as Exhibit A hereto duly executed by the Holder thereof or his attorney duly authorized in writing);

                  (vi) that each Holder will be entitled to withdraw all or any portion of any Note tendered if the Company (or its paying agent) receives, not later than the close of business on the expiration date of the Excess Cash Flow Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; and

                  (vii) that, in the case of any Holder whose Note is tendered only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the untendered portion of the aggregate principal amount of the Notes so tendered.

            (b) On the Excess Cash Flow Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof or beneficial interests under a Global Note properly tendered pursuant to the Excess Cash Flow Offer, (ii) deposit with the Paying Agent (by no later than 11:00 a.m. on such date) money sufficient to pay the Excess Cash Flow Purchase Price of all Notes or portions thereof or beneficial interests so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly (1) mail to each holder of Notes so accepted and (2) remit to the Depository for crediting to the respective accounts of the Holders under a Global Note of beneficial interest so accepted, payment in an amount equal to the purchase price for such Notes (which payment shall, in the case of the Holders of beneficial interests in a Global Note, be through the facilities of the Depository), and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any untendered portion of the Notes surrendered and shall issue a Global Note equal in principal amount to any untendered portion of beneficial interest so surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

            (c) If the Company or any Subsidiary thereof has issued any outstanding Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock, and the Company or such Subsidiary is required to make an offer to purchase in respect of any excess cash flow for any fiscal year, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness until such time as the Company shall have paid the Excess Cash Flow Purchase Price in full to the holders of Notes that have accepted the Company's Excess Cash Flow Offer and shall otherwise have consummated the Excess Cash Flow Offer made to holders of the Notes. The Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with distribution provisions requiring the payment of such Indebtedness or Preferred Stock prior to making and consummating an Excess Cash Flow Offer under this Indenture.

            (d) Notwithstanding the foregoing:

                  (i) the amount of Excess Cash Flow included in any Excess Cash Flow Offer shall not exceed:

                        (A) the amount that the Company is permitted to use to
            repurchase Notes in such Excess Cash Flow Offer pursuant to the Senior Note Indenture as in effect on the Issue Date; or

                        (B) the amount that LaBranche is permitted to distribute
            to the Company pursuant to the note purchase agreement relating to LaBranche's series of outstanding unsecured subordinated notes in the aggregate principal amount of $15 million (the "$15 million Note Purchase Agreement") and the note purchase agreement relating to LaBranche's series of outstanding unsecured senior subordinated notes in the aggregate principal amount of $20.0 million (the "$20 million Note Purchase Agreement" together with the $15 million Note Purchase Agreement, the "Note Purchase Agreements"), each as in effect on the Issue Date;

                        and

                  (ii) the Company will not be required to make an Excess Cash Flow Offer for any fiscal year if the amount of such Excess Cash Flow Offer would be less than $5.0 million;

            provided that any amounts excluded from an Excess Cash Flow Offer pursuant to clause (i) or (ii) above shall be carried forward for purposes of determining whether an Excess Cash Flow Offer is required with respect to subsequent fiscal years and the amount thereof.

            (e) To the extent an Excess Cash Flow Offer is not fully subscribed to by the Holders, the unsubscribed portion of such Excess Cash Flow may be retained by the Company and/or used for any purpose, subject to the covenants contained in the Indenture, and shall be excluded from the calculation of Excess Cash Flow for any subsequent period.

            (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and other applicable laws or regulations in connection with the purchase of the Notes pursuant to this covenant. To the extent that the provisions of any applicable laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

            (g) The Company's ability to make an Excess Cash Flow Offer is subject to compliance with the restricted payments covenants in the Senior Note Indenture and the Note Purchase Agreements, and no Default hereunder will occur on the Notes if the Company fails to make an Excess Cash Flow Offer in order to comply with these covenants.

                                   ARTICLE V.

                              SUCCESSOR CORPORATION

            Section 5.1. Limitation on Merger, Consolidation and Sale of Assets.

            (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets

(determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (i) either:

                        (A) the Company shall be the surviving or continuing
            corporation; or

                        (B) the Person (if other than the Company) formed by
            such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                              (x) shall be a corporation organized and validly
                  existing under the laws of the United States or any Sate thereof or the District of Columbia; and

                              (y) shall expressly assume, by supplemental
                  indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

                  (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under Section 4.6 hereof;

                  (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
            (i)(B)(y) of this paragraph (a) (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

                  (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            (b) Paragraph (a) of this Section 5.1 will not apply to a merger or consolidation between the Company and a Restricted Subsidiary in which the Company is the surviving company or between one or more Restricted Subsidiaries to the extent that a Person that is a Restricted Subsidiary immediately before and after the transaction is the surviving entity, or to the sale of substantially all of the assets of a Restricted Subsidiary to the Company or to a Person that is a Restricted Subsidiary immediately before and after the transaction. For purposes of this Section 5.1, the transfer by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            Section 5.2. Successor Person Substituted.

            Upon any transaction or series of transactions that are of the type described in and effected in accordance with, Section 5.1, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

            Section 6.1. Events of Default.

            (a) Each of the following is an "Event of Default":

                  (i) the failure to pay interest (including any Liquidated
            Damages payable under the Registration Rights Agreement) on any Notes when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the subordination provision of this Indenture;

                  (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer, a Net Proceeds Offer or an Excess Cash Flow Offer), whether or not such payment shall be prohibited by the subordination provision of this Indenture;

                  (iii) a default in the observance or performance of the
            covenant described under Section 5.1 hereof;

                  (iv) a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 45 calendar days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

                  (v) a default under any mortgage, indenture or instrument
            under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default:

                        (A) is caused by failure to pay principal of such
            Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default"), or

                        (B) results in the acceleration of such Indebtedness
            prior to its express maturity,

            and the aggregate principal amount of any Indebtedness to which clause (A) or (B) applies at the relevant time, exceeds $10.0 million;

                  (vi) one or more judgments in an aggregate amount in excess of
            $10.0 million shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgements remain undischarged, unpaid or unstayed for a period of 45 calendar days after such judgment or judgments become final and nonappealable;

                  (vii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under the SIPA or any Bankruptcy Law or (B) a decree or order (1) adjudging the Company or any Significant Subsidiary of the Company bankrupt or insolvent, (2) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any Significant Subsidiary of the Company under any Bankruptcy Law, (3) appointing a Bankruptcy Custodian of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or (4) ordering the winding-up or liquidation of the affairs of the Company or any Significant Subsidiary of the Company, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

                  (viii) (A) the commencement by the Company or any Significant
            Subsidiary of the Company of a voluntary case or proceeding under the SIPA or any Bankruptcy Law or of any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the consent by the Company or any Significant Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under the SIPA or any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company,
            (C) the filing by the Company or any Significant Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under the SIPA or any Bankruptcy Law, (D) the consent by the Company or any Significant Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a Bankruptcy Custodian of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, (E) the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, (F) the admission by the Company or any Significant Subsidiary of the Company in writing of its inability to pay its debts generally as they become due, (G) the approval by stockholders of the Company or any Significant Subsidiary of the Company of any plan or proposal for the liquidation or dissolution of the Company or any Significant Subsidiary of the Company, or (H) the taking of corporate action by the Company or any Significant Subsidiary of the Company in furtherance of any such action;

                  (ix) the making of an application by the SIPC for a decree adjudicating that customers of the Company are in need of protection under the SIPA and the failure of the Company to obtain the dismissal of such application within 30 calendar days;

                  (x) LaBranche is not a specialist broker in good standing with the NYSE;

                  (xi) the SEC revokes the registration of LaBranche as a
            broker-dealer under the Exchange Act or LaBranche fails to maintain such registration; or

                  (xii) the Examining Authority (as defined in Rule 15c3-1) for the Company shall suspend (and not reinstate within 10 calendar days) or revoke LaBranche's status as a member organization thereof.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            (b) The Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default written notice in the form of an Officers' Certificate of any Default or Event of Default that has occurred and, if applicable, the Company shall also describe such Default or Event of Default and the status thereof (provided that the Company shall provide such certification at least annually whether or not it knows of any Default or Event of Default).

            Section 6.2. Acceleration.

            (a) If an Event of Default (other than an Event of Default specified in clauses (vii), (viii) or (ix) of Section 6.1) shall occur and be continuing, the Trustee or the

Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, and accrued interest on, all the Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee, specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clauses (vii), (viii) or (ix) of Section 6.1 occurs and is continuing, then all unpaid principal of, and accrued and unpaid interest on, all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Notes may rescind and cancel such declaration and its consequences:

                  (i) if the rescission would not conflict with any judgment or decree;

                  (ii) if all existing Events of Default have been cured or
            waived except nonpayment of principal or interest that has become due solely because of the acceleration;

                  (iii) to the extent payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (iv) if the Company has paid the Trustee its reasonable
            compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                  (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (vii), (viii) or (ix) of Section 6.1, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            (c) The Holders of a majority in principal amount of the then outstanding Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

            (d) Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.


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

            Section 6.3. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Section 6.4. Waiver of Past Defaults and Events of Default.

            Subject to Sections 6.2, 6.7 and 8.2 hereof, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default under this Indenture and its consequences, except a Default (1) in any payment in respect of the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, any Notes (including any Note or portion thereof which is required to have been purchased pursuant to a Change of Control Offer to Purchase or Excess Cash Flow Offer which has been made by the Company), or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

            Section 6.5. Control by Majority.

            The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed, or the exercise of such trust or power, may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            Section 6.6. Limitation on Suits.

            Subject to Section 6.7 hereof, no Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such

Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 calendar days. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            Section 6.7. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

            Section 6.8. Collection Suit by Trustee.

            If an Event of Default in payment of principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, or accrued interest on, the Notes specified in Section 6.1(a)(i) or (ii) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Notes) for the whole amount of unpaid principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, the Notes remaining unpaid, together with interest on overdue principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including all sums due and owing to the Trustee pursuant to Section 7.7.

            Section 6.9. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its reasonable charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents


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

and counsel, and any other amounts due the Trustee under Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

            Section 6.10. Priorities.

            (a) If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                        FIRST: to the Trustee for amounts due under Section 7.7
            hereof;

                        SECOND: if the Holders proceed against the Company
            directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

                        THIRD: to Holders for amounts due and unpaid on the
            Notes for principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest (which shall include any Liquidated Damages as provided in the Registration Rights Agreement) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on, the Notes; and

                        FOURTH: to the Company.

            (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            Section 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

            Section 6.12. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


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

                                  ARTICLE VII.

                                     TRUSTEE

            Section 7.1. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) The Trustee need perform only those duties that are
            specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (b)
            of this Section 7.1.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5 hereof.

                  (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.


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

            (d) Whether or not therein expressly so provided, paragraphs (a),
(b), (c), (e), (f) and (g) of this Section 7.1 shall govern every provision of this Indenture that in any way relates to the Trustee.

            (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

            (g) The Trustee shall not be deemed to have notice of any fact or matter with respect hereto, including without limitation, the occurrence of a Default or Event of Default, unless such fact or matter is actually known by a Trust Officer charged with responsibility for administering this Indenture or unless in writing received by a Trust Officer and making specific reference to this Indenture.

            Section 7.2. Rights of Trustee.

            Subject to Section 7.1 hereof:

            (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (including without limitation any Company Order or Officers' Certificate) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any document.

            (b) Before the Trustee acts or refrains from acting, including whenever the Trustee deems it desirable that a matter be proved or established prior to it acting or refraining from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 10.5 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed by it with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            Section 7.3. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and
7.11 hereof.

            Section 7.4. Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company' use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or any document used in connection with the sale of the Notes other than its certificate of authentication.

            Section 7.5. Notice of Defaults.

            If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 calendar days after it occurs. Except in the case of a Default in payment of the principal or Purchase Price of, and accrued interest on, any Note, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interest of the Holders.

            Section 7.6. Reports by Trustee to Holders.

            If required by TIA ss.313(a), within 60 calendar days after May 15 of any year, commencing the May 15th following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA ss.313(a). The Trustee also shall comply with TIA ss.313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss.313(c) and TIA ss.313(d). A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

            Section 7.7. Compensation and Indemnity.

            (a) The Company shall pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            (b) The Company agrees to indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim, liability, reasonable expense (including but not limited to reasonable attorneys' fees and expenses) or


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

taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of their obligations hereunder unless and to the extent such failure results in the forfeiture by the Company of substantial rights and defenses.

            (c) Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as such, except such money or property held in trust to pay principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, particular Notes. The obligations of the Company under this Section 7.7 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall survive the satisfaction and discharge of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding to the extent permitted by law.

            (d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(vii), (viii) or (ix) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the SIPA or any Bankruptcy Law.

            (e) For purposes of this Section 7.7, the term "Trustee" shall include any trustee appointed pursuant to Article IX.

            Section 7.8. Replacement of Trustee.

            (a) The Trustee may resign by so notifying the Company in writing, such resignation to become effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (i) the Trustee fails to comply with Section 7.10 hereof;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent;

                  (iii) a receiver or other public officer takes charge of the
            Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.


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

            (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

            (c) If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Holder of outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.

            (e) Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.7 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

            Section 7.9. Successor Trustee by Consolidation, Merger or
Conversion.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, subject to Section 7.10 hereof, the successor corporation or national banking association without any further act shall be the successor Trustee.

            Section 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss.310(b), including the provision in TIA ss.310(b)(1); provided that there shall be excluded from the operation of TIA ss.310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Company are outstanding if the requirements for exclusion set forth in TIA ss.310(b)(1) are met.

            Section 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein.


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

            Section 7.12. Paying Agents.

            The Company shall cause each Paying Agent other than the Trustee or an Affiliate of the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

            (a) that it will hold all sums held by it as agent for the payment of principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

            (b) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

            (c) that it will give the Trustee written notice within three Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, the Notes when the same shall be due and payable.

                                  ARTICLE VIII.

                        AMENDMENT, SUPPLEMENT AND WAIVER

            Section 8.1. Without Consent of Holders.

            (a) Without the consent of any Holders, the Company, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture for any of the following purposes:

                  (i) to evidence the succession of another Person to the
            Company and the assumption by any such successor of the covenants of the Company in this Indenture and in the Notes; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (iii) to add additional Events of Default; or

                  (iv) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or

                  (v) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

                  (vi) to secure the Notes; or

                  (vii) to cure any ambiguity, to correct or supplement any
            provision in this Indenture which may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect; or

                  (viii) to provide for the issuance of the Series B Notes,
            which will have terms substantially identical to the other outstanding Notes except for the requirement of a Private Placement Legend and related transfer restrictions under the Securities Act and this Indenture and as to the applicability of additional interest payable as provided in Section 2.13, and which will be treated, together with any other outstanding Notes, as a single issue of securities; or

                  (ix) to comply with any requirements of the SEC in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act.

            (b) The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

            Section 8.2. With Consent of Holders.

            (a) With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

                  (i) change the Stated Maturity of any Note or of any
            installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

                  (ii) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                  (iii) modify in a manner adverse to the Holders the
            obligations of the Company to make a Change of Control Offer to Purchase upon a Change of Control, an Excess Cash Flow Offer or a Net Proceed Offer upon an Asset Sale; or

                  (iv) subordinate, in right of payment, the Notes to any other
            Indebtedness of the Company; or

                  (v) modify any of the provisions of this proviso to Section
            8.2 or provisions relating to waiver of defaults or certain covenants contained in Section 6.2, 6.4 or 6.7 hereof, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

            (b) After a modification, amendment, supplement or waiver under this
Section 8.2 becomes effective, the Company shall mail to the Holders a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

            (c) It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            Section 8.3. Compliance with Trust Indenture Act.

            Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

            Section 8.4. Revocation and Effect of Consents.

            (a) Until a modification, amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the modification, amendment, supplement, waiver or other action becomes effective.

            (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any modification, amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such modification, amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date unless the consent of the requisite number of Holders has been obtained. After a modification, amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder.

            Section 8.5. Notation on or Exchange of Notes.

            If a modification, amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such modification, amendment, supplement or waiver.

            Section 8.6. Trustee To Sign Amendments, etc.

            The Trustee shall sign any modification, amendment, supplement or waiver authorized pursuant to this Indenture if the modification, amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such modification, amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such modification, amendment, supplement or waiver is authorized or permitted by this Indenture and such supplemental indenture constitutes the legal, valid and binding obligation of the Company enforceable against each of them in accordance with its terms (subject to customary exceptions). The Company may not sign a modification, amendment or supplement until the Board of Directors of the Company approves it.

                                   ARTICLE IX.

                       DISCHARGE OF INDENTURE; DEFEASANCE

            Section 9.1. Discharge of Indenture.

            (a) The Company may terminate its obligations under this Indenture, except the obligations referred to in the last paragraph of this Section 9.1 when (i) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, or
(2) will become due and payable within 60 calendar days, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, and accrued interest on, the Notes to the Stated Maturity; (ii) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

            (b) After such delivery the Trustee upon request shall acknowledge in writing the satisfaction and discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified below.

            (c) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.13, 4.16, 9.5, 9.6 and 9.8, the rights, powers, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof), the provisions of Article III and the Trustee's and Paying Agent's obligations in Section 9.8 shall survive until the Notes are no longer outstanding. Upon such satisfaction and discharge, only the obligations of the Company in Sections 2.9, 7.7, 9.5, 9.6 and 9.8 hereof shall survive.

            Section 9.2. Legal Defeasance.

            The Company may at its option be discharged from its obligations with respect to the Notes on the date the conditions set forth in Section 9.4 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.6 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.4 hereof and as more fully set forth in such Section, payments in respect of the principal or Purchase Price of, and accrued interest on, such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 4.16 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof), (iv) Article III and
(v) this Article IX. Subject to compliance with this Article IX, the Company may exercise their option under this Section 9.2 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.3 below with respect to the Notes.

            Section 9.3. Covenant Defeasance.

            At the option of the Company, the Company shall be released from their respective obligations under Sections 4.2 through 4.15 hereof, inclusive, Sections 4.17 and 4.18, clause (a)(ii) of Section 5.1 hereof (with respect to Sections 4.2 through 4.15 hereof, inclusive, and Sections 4.17 and 4.18),
Section 6.1(a)(iii) only to the extent related to compliance with clause (a)(ii) of Section 5.1 and Section 6.1(a)(vi), with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.4 hereof are satisfied (hereinafter, "Covenant Defeasance"), any omission to comply with such obligations shall not constitute a Default or Event of Default, and the Notes shall thereafter be deemed not to be outstanding for purposes of any direction, waiver, consent, declaration or act of the Holders (and the consequences thereof) in connection with such covenants but shall continue to be outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

            Section 9.4. Conditions to Legal Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of Section 9.2 or Section 9.3 hereof to the outstanding Notes:

            (1) the Company must irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this
Article IX applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or
(B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the entire indebtedness in respect of the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, such Notes on the Stated Maturity thereof in accordance with the terms of this Indenture and such Notes;

            (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the Legal Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such Legal Defeasance were not to occur;

            (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (i) to the effect that the Holders of such outstanding Notes will not recognize gain or loss for federal income tax purposes as a result of the Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such Covenant Defeasance were not to occur or (ii) that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the foregoing effect;

            (4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto or, in the case of Legal Defeasance, either: (A) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, based upon existing precedents, if the matter were properly briefed, a court should hold that the deposit of moneys and/or U.S. Government Obligations as provided in clause (1) of this Section 9.4 would not constitute a preference voidable under Section 547 or 548 of the federal bankruptcy laws; or (B) no Default or Event of Default relating to bankruptcy or insolvency shall have occurred and be continuing at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day);

            (5) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of such Act);

            (6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

            (7) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

            (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

            Section 9.5. Deposited Money and U.S. Government Obligations To Be
                         Held in Trust; Other Miscellaneous Provisions.

            (a) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, the Notes, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall be under no duty to invest such money or U.S. Government Obligations. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.4 hereof or the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, the Notes received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  (b) Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            Section 9.6. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.1, 9.2 or 9.3 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with
Section 9.1, 9.2 or 9.3 hereof; provided, however, that if the Company has made any payment of principal or Purchase Price of, and accrued interest on, any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

            Section 9.7. Moneys Held by Paying Agent.

            In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.1 or 9.4 hereof, to the Company, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

            Section 9.8. Moneys Held by Trustee.

            Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, such Note shall have respectively become due and payable shall be repaid to the Company upon Company Order, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.3 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another person.


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

                                   ARTICLE X.

                                  MISCELLANEOUS

            Section 10.1. Trust Indenture Act Controls.

            If any provision of this Indenture, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            Section 10.2. Notices.

            (a) Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

             If to the Company:

             LaBranche & Co Inc.
             One Exchange Plaza
             New York, New York  10006
             Attention:  Chief Financial Officer

             If to the Trustee:

             Firstar Bank, N.A.
             Attention:  Keith A. Maurmeier
             Corporate Trust Services
             425 Walnut Street, 6th Floor ML CN WN 06CT
             Cincinnati, OH  45202

            Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

            (b) The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

            (c) Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given on the date so deposited in the mail, whether or not the addressee receives it. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

            Section 10.3. Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA ss.312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            Section 10.4. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

            (a) an Officers' Certificate (which shall include the statements set forth in Section 10.5 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel (which shall include the statements set forth in Section 10.5 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 10.5. Statements Required in Certificate and Opinion.

            (a) Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

            (b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            (c) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by,


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

counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters, upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an Company stating that the information with respect to such factual matters is in the possession of such Company, unless such counsel knows or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            (d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Section 10.6. When Treasury Notes Disregarded.

            In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes.

            Section 10.7. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or meetings of Holders and any Registrar or Paying Agent may make reasonable rules for their functions provided that no such rule shall conflict with the terms of this Indenture or the TIA.

            Section 10.8. Business Days; Legal Holidays.

            A "Business Day" is a day that is not a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York or the state in which the Corporate Trust Office is located. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

            Section 10.9. Governing Law.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW RULES. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING

ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

            Section 10.10. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

            Section 10.11. No Recourse Against Others.

            No recourse for the payment of the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director, partner, affiliate, beneficiary or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Company, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee, partner, affiliate, beneficiary or director of the Company, or any successor corporation or partnership thereof, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee, partner, affiliate, beneficiary and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

            Section 10.12. Successors.

            All agreements of the Company in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

            Section 10.13. Multiple Counterparts.

            The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

            Section 10.14. Qualification of Indenture.

            The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

            Section 10.15. Table of Contents, Headings, etc.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 10.16. Separability.

            Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                     [Rest of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

                                      LaBranche & Co Inc.


                                      By /s/ George M. L. LaBranche, IV
                                         ---------------------------------------
                                      Name:  George M. L. LaBranche, IV
                                      Title: Chairman, Chief Executive Officer
                                              and President

Firstar Bank, N.A.,
as Trustee


By /s/ Keith A. Maurmeier
  -----------------------------
Name: Keith A. Maurmeier
Title: Vice President & Trust Officer

                                                                       EXHIBIT A

                                  FORM OF NOTE

                               LaBRANCHE & CO INC.

                     12% Senior Subordinated Notes due 2007

[Include the following legend for Global Notes only:

"THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

[Include the following legend on all Notes that are Restricted Notes:]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL

BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THIS INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER FURTHER REPRESENTS THAT, ON EACH DAY FROM THE DATE ON WHICH SUCH HOLDER ACQUIRES THE NOTE THROUGH AND INCLUDING THE DATE ON WHICH SUCH HOLDER DISPOSES OF ITS INTEREST IN THE NOTE, EITHER THAT (A) IT IS NOT A PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH PLAN, OR A GOVERNMENT PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF SUCH NOTE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENT PLAN, ANY SIMILAR FEDERAL, STATE OR LOCAL
LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE.]

No. [___]                                                  Principal Amount $[ ]
                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                      NOTE CUSIP NO. . 505447AC6
                                                       UNIT CUSIP NO. . ________
                          [If the Note is a Regulation S Global Note, delete the
                                     reference to CUSIP No. and replace it with:
                                                              ISIN No. U49848AB7

            LaBranche & Co Inc., a Delaware corporation, promises to pay to [___________], or its registered assigns, the principal sum of [__________________] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on March 2, 2007.

            Interest Payment Dates: March 1 and September 1 (except that the final Interest Payment Date shall be the date of maturity instead of March 1, 2007)

            Record Dates: February 15 and August 15

            Additional provisions of this Note are set forth on the other side of this Note.

                                            LaBranche & Co Inc.


                                           By: ____________________________
                                               Name:  George M.L. LaBranche, IV
                                               Title: Chairman, Chief Executive
                                                      Officer and President


                                           By: ____________________________
                                               Name:  S. Lawrence Prendergast
                                               Title: Executive Vice President,
                                                      Finance

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Firstar Bank, N.A., Trustee, certifies
that this is one of the Notes referred to in the Indenture.


By:  _______________________           Date: _____________, 2000
      Authorized Signatory

                          FORM OF REVERSE SIDE OF NOTE

                     12% Senior Subordinated Notes due 2007

1. Interest

            LaBranche & Co Inc., a Delaware corporation (the "Company"), promises, subject to the preceding sentence, to pay interest on the principal amount of this Note at the rate per annum shown above.

            The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing September 1, 2000. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from the Issue Date. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest, without regard to any applicable grace periods ("Defaulted Interest") at a rate equal to the rate shown on this Note, as provided in the Indenture.

2. Method of Payment

            By at least 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the interest payment date even if Notes are canceled, repurchased or redeemed after the record date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments and premium payments, if any. The Company will pay principal and interest in U.S. legal tender.

            Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depository Trust Company. The Company will make all payments in respect of a Certificated Note (including principal, premium, if any, the Liquidated Damages, if any, and interest) at the office or agency of the Company in The City of New York maintained for such purposes, which, initially, will be the office of the Trustee or an agent thereof; provided, however, that payment of interest (which shall include any Liquidated Damages), if any, may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the register of the Notes maintained by the Registrar.

3. Paying Agent and Registrar

            Initially, Firstar Bank, N.A. (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Company has issued this Note pursuant to an Indenture dated as of March 2, 2000 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

            This Note is a general unsecured senior subordinated obligation of the Company. The Indenture imposes certain limitations on, among other things the ability of the Company and its Restricted Subsidiaries to: incur Indebtedness, make Restricted Payments, incur Liens, issue or sell Capital Interests of Restricted Subsidiaries, consummate Asset Sales, enter into transactions with Affiliates, enter into Sale and Leaseback transactions, create Unrestricted Subsidiaries, create layered indebtedness or consolidate or merge or transfer or convey all or substantially all of the Company's and its Restricted Subsidiaries' assets.

5. Subordination

            The payment of principal, premium, if any, and interest on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company, whether outstanding on the Issue Date or thereafter incurred.

6. Repurchase Provisions

            Repurchase Upon a Change of Control. Upon the occurrence of a Change of Control, the Company will make a Change of Control Offer to Purchase all of the outstanding Notes at a purchase price in cash equal to 101% of the principal amount at Stated Maturity thereof, together with accrued and unpaid interest, if any. For purposes of the foregoing, a Change of Control Offer to Purchase shall be deemed to have been made if: (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences a Change of Control Offer to Purchase all outstanding Notes at the Change of Control Purchase Price (provided that the running of such 30-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Change of Control Offer to Purchase is delayed or suspended by reason of any court's or governmental authority's review of or ruling on any materials being employed by the Company to effect such Change of Control Offer to Purchase, so long as the Company has used and continues to use its best efforts to make and conclude such Change of Control Offer to

Purchase promptly) and (ii) all Notes properly tendered pursuant to the Change of Control Offer to Purchase are purchased on the terms of such Change of Control Offer to Purchase.

            Excess Cash Flow Offer. Subject to terms and conditions set forth in the Indenture, if the Company has Excess Cash Flow for any fiscal year (commencing with fiscal year 2000), the Company shall make an offer to purchase (the "Excess Cash Flow Offer"), on a Business Day (the "Excess Cash Flow Payment Date") not later than 150 days following the end of such fiscal year, from all holders of Senior Subordinated Notes, up to maximum principal amount (expressed as a multiple of $1,000) of Senior Subordinated Notes equal to the Holder's Pro Rata Share of such Excess Cash Flow in such fiscal year. The purchase price of Senior Subordinated Notes to be purchased pursuant to the Excess Cash Flow Offer shall be equal to 103% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Excess Cash Flow Payment Date. Notice of an Excess Cash Flow Offer shall be given to Holders not less than 30 Business Days before the Excess Cash Flow Payment Date. The Excess Cash Flow Offer is required to remain open for 20 Business Days and payment pursuant to the Excess Cash Flow Offer will be made on the Excess Cash Flow Payment Date.

            Repurchase With Proceeds from Asset Sales. Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Replacement Assets and/or repay certain Indebtedness of the Company or a Restricted Subsidiary within 360 days after an Asset Sale shall be applied to the repurchase of the Notes. When the aggregate amount of unutilized Net Cash Proceeds (the "Net Proceeds Offer Amount") exceeds $5,000,000, the Company shall make a Net Proceeds Offer to purchase from all Holders, Notes in an aggregate principal amount equal to the Net Proceeds Offer Amount, at a purchase price in cash equal to 100% of the principal amount thereof, together with accrued interest, if any, to the date of purchase. If the aggregate purchase price of Notes surrendered by Holders exceeds the amount equal to the Net Proceeds Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis.

            The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws or regulations in connection with a Change of Control Offer to Purchase, an Excess Cash Flow Offer or a Net Proceeds Offer.

7. Denominations; Transfer; Exchange

            The Notes are in fully-registered form without coupons in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8. Persons Deemed Owners

            The registered holder of this Note may be treated as the owner of it for all purposes.

9. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Discharge Prior to Maturity

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of their obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. legal tender or U.S. Government Obligations for the payment of principal of, and interest on, the Notes to maturity.

11. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; to add additional Events of Default; to provide for uncertificated Notes in addition to or in place of the certificated Notes; to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; to secure the Notes; to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect; to issue Series B Notes; or to comply with any requirements of the SEC in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

12. Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at Stated Maturity of the outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

            Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at Stated Maturity of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee Dealings with the Company

            Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or their Affiliates and may otherwise deal with the Company or their affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

            No recourse for the payment of the principal, Change of Control Purchase Price or Excess Cash Flow Purchase Price of, and accrued interest on, any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director, partner, affiliate, beneficiary or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Company, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the Notes are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee, partner, affiliate, beneficiary or director of the Company, or any successor corporation or partnership thereof, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee, partner, affiliate, beneficiary and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture, and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

15. Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17. Governing Law

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW RULES.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this
Note in larger type. Requests may be made to:

                                            LaBranche & Co Inc.
                                            One Exchange Place
                                            New York, New York  10006
                                            Attention:  Secretary
                                            Telephone:  (212) 425-1144

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

                       (Print or type assignee's name, address and zip code)

                            (Insert assignee's soc. sec. or tax I.D. No.)

      and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________            Your Signature:___________________


Signature Guarantee:_________________________________________
                          (Signature must be guaranteed)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                     [To be attached to Global Notes only:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

Date of       Amount of decrease in    Amount of increase in    Principal Amount of      Signature of
Exchange      Principal Amount of      Principal Amount of      this Global Note         authorized signatory
              this Global Note         this Global Note         following such           of Trustee or Custodian
                                                                decrease or increase


-----------   ---------------------    ----------------------   --------------------     -----------------------]

                                                                     EXHIBIT B-1

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.8, 4.14 or 4.18 of the Indenture, check either box:

                      4.8      4.14      4.18

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.8, 4.14 or 4.18 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________      Your Signature ___________________________________________
                                     (Sign exactly as your name appears on the
                                      other side of the Note)

Signature Guarantee:   _________________________________________________________
                                      (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.


                                      B1-1

                                                                     EXHIBIT B-2

                      FORM OF NON-U.S. BENEFICIAL OWNERSHIP
                      CERTIFICATION BY MEMBER ORGANIZATION

                                                    [Date]

[Euroclear or Clearstream as applicable]

            Re:   LaBranche & Co Inc. (the "Issuer" or "Company")
                  12% Senior Subordinated Notes due 2007 (the "Notes")

            This is to certify that as of the date hereof, and except as set forth below, the Notes held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Securities Act of 1933, as amended (the "Act"). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

            We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            This certification excepts and does not relate to $________ of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you, the Company or the Trustee or Registrar for the Notes to produce this certification to any interested party in such proceedings.

Date: _____________, 20 ___. (Not earlier than 15 days prior to the end of the Distribution Compliance Period).


By:   ______________________________________
      [Agent Member]
      As, or as agent for, the Beneficial Owner(s) of the Notes to which this certificate relates.


                                      B2-1

                                                                       EXHIBIT C

                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

                                                          [Date]

Firstar Bank, N.A.
Attention:  Keith A. Maurmeier
Corporate Trust Services
425 Walnut Street, 6th Floor ML CN WN 06CT
Cincinnati, OH  45202

            Re:   LaBranche & Co Inc. (the "Issuer" or "Company")
                  12% Senior Subordinated Notes due 2007 (the "Notes")

Ladies and Gentlemen:

            Reference is hereby made to the Indenture, dated as of March 2, 2000 (as amended and supplemented from time to time, the "Indenture"), among the Company, as issuer and Firstar Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

            This letter relates to $___________ aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note beneficially owned by] the undersigned (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

            In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________
                  Authorized Signature

                                                                       EXHIBIT D

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S

                                                         [Date]
Firstar Bank, N.A.
Attention:  Keith A. Maurmeier
Corporate Trust Services
425 Walnut Street, 6th Floor ML CN WN 06CT
Cincinnati, OH  45202

            Re:   LaBranche & Co Inc. (the "Issuer" or "Company")
                  12% Senior Subordinated Notes due 2007 (the "Notes")

Ladies and Gentlemen:

            Reference is hereby made to this Indenture, dated as of March 2, 2000 (as amended and supplemented from time to time, the "Indenture"), between the Company, as Issuer, Issuer, and Firstar Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

            In connection with our proposed sale of $________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: , which represent an interest in a 144A Global Note beneficially owned by] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (a) the offer of the Notes was not made to a person in the United States;

            (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (e) we are the beneficial owner of the principal amount of Notes being transferred.

            In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

             Very truly yours,

             [Name of Transferor]

             By:____________________________

             _______________________________
             Authorized Signature

                                                                       EXHIBIT E

                         FORM OF RULE 144 CERTIFICATION

                                                 [Date]

Firstar Bank, N.A.
Attention:  Keith A. Maurmeier
Corporate Trust Services
425 Walnut Street, 6th Floor ML CN WN 06CT
Cincinnati, OH  45202

            Re:   LaBranche & Co Inc. (the "Issuer" or "Company")
                  12% Senior Subordinated Notes due 2007 (the "Notes")

Ladies and Gentlemen:

            Reference is hereby made to this Indenture, dated as of March 2, 2000 (as amended and supplemented from time to time, the "Indenture"), between the Company, as Issuer, and Firstar Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

            This letter relates to $___ aggregate principal amount of Notes [in the case of an exchange or transfer of an interest in a Global Note: which represents an interest in a Global Note beneficially owned by the undersigned (the "Transferor")] [in the case of an exchange or transfer of Certificated
Notes: which are held in the name of the undersigned (the "Transferor") and evidenced by one or more Certificated Notes]. The Transferor has requested an exchange or transfer of such [in the case of an exchange or transfer of an interest in a Global Note: beneficial interest in the Global Note][ in the case of an exchange or transfer of Certificated Notes: Certificated Note(s)] in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes, to be delivered to such Person as the Transferor instructs the Trustee. In connection with the foregoing, we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

            Very truly yours,

            [Name of Transferor]

            By:____________________________

            _______________________________
            Authorized Signature


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